UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2021 (August 9, 2021)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2021, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 9, 2021, the Company issued a press release announcing the release of its second quarter 2021 financial results via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2021	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2021

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Second Quarter 2021 Financial Results

PEMBROKE, Bermuda, August 9, 2021 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported second quarter 2021 net income available to Maiden common shareholders of $26.8 million or $0.31 per diluted common share, compared to a net income of $9.2 million or $0.11 per diluted common share in the second quarter of 2020.
Non-GAAP operating earnings(5) were $13.9 million or $0.16 per diluted common share for the second quarter of 2021, compared to non-GAAP operating earnings of $1.2 million or $0.01 per diluted common share for the same period in 2020.
Maiden's book value per common share(1) was $2.58 at June 30, 2021 compared to $1.57 at December 31, 2020. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of June 30, 2021 of $54.3 million, the Company's adjusted book value per common share(2) was $3.21 at June 30, 2021.
Commenting on the second quarter of 2021 financial results, Patrick J. Haveron and Lawrence F. Metz, Maiden’s Co-Chief Executive Officers stated, "Our sixth consecutive quarter of operating profitability again featured modest favorable loss development, lower operating expenses and additional returns from our expanded investment activities. We have added $1.38 in book value per common share since commencing our capital management initiatives in the fourth quarter of 2020 and we now own majorities of each issue of our preference shares. Genesis is completing its first significant transaction consistent with its business plan and we believe this platform will be a productive channel for Maiden to create further shareholder value over the long-term."
Messrs. Haveron and Metz added, "The second quarter saw us continue to make productive use of our capital management strategy and create additional value for our shareholders and our Board believes we have ample authorization to continue to prudently employ this strategy. We are continuing to take advantage of attractive investment opportunities with outstanding partners across a range of asset classes, including private equity and credit, real estate and venture capital. We believe the returns produced by these investments will exceed our cost of capital, in particular our cost of debt capital, and we believe this approach will build long-term shareholder value via risk-adjusted investment income and gains to enable Maiden to utilize its potentially significant tax assets. While it may be an extended period of time before we can determine if the actual returns will achieve this objective, we are confident that this will be a fruitful path forward for us. The run-off of our insurance liabilities remains consistent with our expectations, and we continue to make progress in managing expenses down to an appropriate level for the scope of our ongoing operations."
Consolidated Results for the Quarter Ended June 30, 2021
Net income available to Maiden common shareholders for the three months ended June 30, 2021 was $26.8 million compared to a net income of $9.2 million for the same period in 2020. The net improvement in our results for the three months ended June 30, 2021 compared to the same period in 2020 was primarily due to the following factors:
•gain from repurchase of preference shares of $18.7 million for the three months ended June 30, 2021, due to the purchase, primarily via private negotiation with certain security holders for preference shares during the second quarter of 2021.
•net income of $8.1 million compared to net income of $9.2 million for the same period in 2020 largely due to the following factors:
◦underwriting income(4) of $8.5 million in second quarter of 2021 compared to an underwriting loss of $17.0 thousand in the same period in 2020. The improvement in underwriting income was largely due to;
▪favorable prior year loss development of $12.8 million in the second quarter of 2021 compared to favorable prior year loss development of $0.1 million during the same period in 2020 primarily related to the quota share reinsurance agreements with AmTrust Financial Services, Inc. (“AmTrust”), or the AmTrust Reinsurance segment; and    partially offset by:

▪underwriting loss of $4.3 million in the second quarter of 2021 on a current accident year basis compared to an underwriting loss of $0.1 million for the same period in 2020 on a current accident year basis, due to higher loss ratios and higher general and administrative expenses, many of which will be nonrecurring.
◦interest in income of equity method investments of $2.8 million for the three months ended June 30, 2021 which were newly acquired in the third quarter of 2020.
These improvements in net income were partially offset by lower results in:
•net investment income which was $7.3 million for the three months ended June 30, 2021 compared to $14.3 million for the same period in 2020; and
•realized gains on investment which were $0.8 million for the three months ended June 30, 2021 compared to realized gains of $8.9 million for the same period in 2020.
Net premiums written for the three months ended June 30, 2021 were $3.3 million compared to net premiums written of $4.1 million for the second quarter of 2020. Net premiums written in the Diversified Reinsurance segment decreased by $3.5 million or 41.3% for the three months ended June 30, 2021 compared to the same respective period in 2020 due to return of unearned premiums written in our German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct premiums written by our wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF") increased by $0.5 million or 10.0% during the three months ended June 30, 2021, compared to the second quarter of 2020. Due to premium adjustments from the terminated AmTrust reinsurance contracts, there were $(1.8) million in net premiums written in the AmTrust Reinsurance segment during the three months ended June 30, 2021.

Net premiums earned decreased by $8.0 million or 37.5% for the three months ended June 30, 2021 compared to the second quarter of 2020 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income decreased by $7.0 million or 49.1% for the three months ended June 30, 2021 compared to the second quarter of 2020, primarily due to the decline in average invested assets (which excludes equity method investments) of 22.6% in those same periods. The decline in invested assets is largely due to the cessation of active reinsurance underwriting since 2018 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in average book yields to 1.5% for the three months ended June 30, 2021 compared to 2.3% for the second quarter of 2020.
Net realized gains on investment were $0.8 million for the three months ended June 30, 2021 compared to net realized gains of $8.9 million for the second quarter in 2020. Net realized gains for the three months ended June 30, 2021 and 2020 reflect sales of corporate bonds for the settlement of claim payments to AmTrust. Interest in income of equity method investments which were newly acquired in the third quarter of 2020 was $2.8 million in the second quarter of 2021.
Net loss and LAE decreased by $16.3 million during the three months ended June 30, 2021 compared to the second quarter in 2020. Net loss and LAE for the second quarter of 2021 was impacted by net favorable prior year reserve development of $12.8 million compared to net favorable prior year reserve development of $0.1 million during the second quarter of 2020.
Commission and other acquisition expenses decreased by $1.3 million or 15.4% for the three months ended June 30, 2021, compared to the second quarter of 2020 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $0.4 million, or 3.8% for the three months ended June 30, 2021, compared to the second quarter of 2020 due to lower staff related costs. The Company estimates that it incurred certain operating expenses of $2.2 million during the three months ended June 30, 2021, which it believes will not recur in future periods. These costs include fees and write-offs related to the termination of our existing office lease in Bermuda, salary and related costs associated with headcount reductions and certain regulatory costs in our international operations.

Consolidated Results For the Six Months Ended June 30, 2021
Net income available to Maiden common shareholders for the six months ended June 30, 2021 was $98.6 million compared to net income of $30.1 million for the same period in 2020. The net improvement in our results for the six months ended June 30, 2021 compared to the same period in 2020 was primarily due to the gain from repurchase of preference shares of $81.2 million for the six months ended June 30, 2021. This gain was due to the purchase, primarily via private negotiation with certain security holders for preference shares during the first and second quarters of 2021. Other drivers of our results included:
•net income of $17.4 million compared to net income of $30.1 million for the same period in 2020 largely due to the following factors:
◦underwriting income(4) of $10.0 million in the six months ended June 30, 2021 compared to an underwriting loss of $3.7 million in the same period in 2020. The improvement in the underwriting income was largely due to:

▪favorable prior year loss development of $18.4 million for the six months ended June 30, 2021 compared to favorable loss development of $0.6 million during the same period in 2020 primarily related to the quota share reinsurance agreements with AmTrust, or the AmTrust Reinsurance segment; and partially offset by:
▪an underwriting loss of $8.3 million for the six months ended June 30, 2021 on a current accident year basis compared to an underwriting loss of $4.3 million for the same period in 2020 on a current accident year basis, due to higher expense ratios caused by a significant decrease in earned premium.
◦interest in income of equity method investments of $5.7 million for the six months ended June 30, 2021 which were newly acquired in the third quarter of 2020.
These improvements in net income were partially offset by lower results in:
•net investment income which was $17.1 million for the six months ended June 30, 2021 compared to $32.3 million for the same period in 2020;
•realized gains on investment which were $9.0 million for the six months ended June 30, 2021 compared to realized gains of $19.9 million for the same period in 2020; and
•foreign exchange gains of $2.2 million for the six months ended June 30, 2021 compared to foreign exchange gains of $6.3 million for the same period in 2020.
Net premiums written for the six months ended June 30, 2021 were $0.6 million compared to net premiums written of $14.5 million for the same period in 2020. Net premiums written in the Diversified Reinsurance segment decreased by $14.1 million or 74.7% for the six months ended June 30, 2021 compared to the same period in 2020 due to return of unearned premiums written in our German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct premiums written by Maiden LF and Maiden GF increased by $0.3 million or 3.1% during the six months ended June 30, 2021, compared to the same period in 2020. Due to premium adjustments from the terminated AmTrust reinsurance contracts, there were $(4.2) million in net premiums written in the AmTrust Reinsurance segment during the six months ended June 30, 2021.

Net premiums earned decreased by $27.4 million or 52.3% for the six months ended June 30, 2021 compared to the same period in 2020 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income decreased by $15.2 million or 47.0% for the six months ended June 30, 2021 compared to the same period in 2020, primarily due to the decline in average invested assets of 22.0% in those same periods. The decline in invested assets is largely due to the cessation of active reinsurance underwriting since 2018 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in average book yields to 1.7% for the six months ended June 30, 2021 compared to 2.5% for the same period in 2020.
Net realized gains on investment were $9.0 million for the six months ended June 30, 2021 compared to net realized gains of $19.9 million for the same period in 2020. Net realized gains for the six months ended June 30, 2021 included the recognition of $3.9 million in unrealized gains related to an investment in an insurtech start-up company that was acquired by a special purpose acquisition company. In addition, realized gains for the six months ended June 30, 2021 and 2020 reflect sales of corporate bonds for the settlement of claim payments to AmTrust. Interest in income of equity method investments which were newly acquired in the third quarter of 2020 was $5.7 million in the first half of 2021.
Net loss and LAE decreased by $35.1 million during the six months ended June 30, 2021 compared to the same period in 2020. Net loss and LAE for the six months ended June 30, 2021 was impacted by net favorable prior year reserve development of $18.4 million compared to net favorable prior year reserve development of $0.6 million during the first half of 2020.
Commission and other acquisition expenses decreased by $7.3 million or 36.2% for the six months ended June 30, 2021, compared to the same period in 2020 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses increased by $5.1 million, or 28.6% for the six months ended June 30, 2021, compared to the same period in 2020 due to higher incentive compensation. The Company estimates that it incurred certain operating expenses of $2.9 million during the six months ended June 30, 2021, which it believes will not recur in future periods. These costs include fees and write-offs related to the termination of our existing lease in Bermuda, salary and related costs associated with headcount reductions and certain regulatory costs in our international operations.

Non-GAAP Operating Results for the three and six months ended June 30, 2021
In addition to other adjustments, management has adjusted the GAAP net income and underwriting results by excluding incurred losses and LAE that are subject to the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for them shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $13.9 million or $0.16 per diluted common share for the second quarter of 2021, compared to non-GAAP operating earnings of $1.2 million or $0.01 per diluted common share for the second quarter of 2020. Adjusted to include realized investment gains and interest in income of equity method investments which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $17.6 million or $0.20 per diluted common share for the second quarter of 2021, compared to non-GAAP operating earnings of $10.1 million or $0.12 per diluted common share for the second quarter of 2020.
Non-GAAP operating earnings were $61.2 million or $0.71 per diluted common share for the six months ended June 30, 2021, compared to non-GAAP operating earnings of $4.4 million or $0.05 per diluted common share for the six months ended June 30, 2020. Adjusted to include realized investment gains and interest in income of equity method investments which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $75.9 million or $0.88 per diluted common share for the six months ended June 30, 2021, compared to non-GAAP operating earnings of $24.3 million or $0.29 per diluted common share for the six months ended June 30, 2021.
Similar to the reported GAAP results, the improvement in non-GAAP operating earnings for the three and six months ended June 30, 2021 compared to the same respective periods in 2020 primarily reflects the gain from repurchase of preference shares of $18.7 million and $81.2 million recognized in the three and six months ended June 30, 2021, respectively.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $54.3 million as of June 30, 2021, a decrease of $20.7 million compared to $74.9 million at December 31, 2020. The decrease in the unamortized deferred gain on retroactive reinsurance for the six months ended June 30, 2021 is attributable to $20.7 million in loss and loss adjustment expenses recognized as favorable loss development in the Company’s GAAP income statement that are covered by the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $10.8 million and $20.7 million during the three and six months ended June 30, 2021, respectively, the non-GAAP underwriting loss(9) was $2.4 million and $10.7 million, respectively, compared to non-GAAP underwriting loss of $1.4 million and $5.1 million for the same respective periods in 2020.
For the three and six months ended June 30, 2021, our non-GAAP operating earnings also include the underwriting results for business not covered by the LPT/ADC Agreement, specifically the Hospital Liability business and run-off of the AmTrust Reinsurance segment.
In addition, as previously noted, the Company estimates that it incurred operating expenses of $2.2 million and $2.9 million during the three and six months ended June 30, 2021 which it believes will not recur in future periods.
Quarterly Report on Form 10-Q for the Period Ended June 30, 2021 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 was filed with the U.S. Securities and Exchange Commission on August 9, 2021. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $2.6 billion at June 30, 2021 compared to $2.9 billion at December 31, 2020. Shareholders' equity was $404.2 million at June 30, 2021 compared to $527.8 million at December 31, 2020. Adjusted shareholders' equity(2) was $458.5 million at June 30, 2021 compared to $602.8 million at December 31, 2020, which reflects the unamortized deferred gain on retroactive reinsurance of $54.3 million at June 30, 2021 and $74.9 million at December 31, 2020.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $209.6 million as of June 30, 2021. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net deferred tax asset (before valuation allowance) of $84.6 million or $0.98 per common share as of June 30, 2021. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results. For now, the Company continues to utilize such non-GAAP measures on a quarterly basis in its Quarterly Report on Form 10-Q for the period ended June 30, 2021.

Preference Shares
On March 3, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance Ltd. (“Maiden Reinsurance") in accordance with its investment guidelines, of up to $100.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
On May 6, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines (as may be amended), of up to an additional $50.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
The authorizations that were approved on March 3, 2021 and May 6, 2021 are collectively referred to as the "2021 Preference Share Repurchase Program". The principal purpose of the cash tender offer on December 24, 2020 to purchase the Company’s preference shares and the 2021 Preference Share Repurchase Program is to adjust our capital structure to reflect current operations and the amount of capital required to operate Maiden Reinsurance.

The following table shows the summary of repurchases made of the Company's preference shares pursuant to the 2021 Preference Share Repurchase Program during the three and six months ended June 30, 2021:

	For the Three Months Ended June 30, 2021		For the Six Months Ended June 30, 2021
	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased

Series A	822,104	$14.52	3,383,740	$14.79
Series C	646,817	$14.17	2,675,778	$14.54
Series D	433,623	$14.22	2,457,519	$14.53
Total	1,902,544	$14.33	8,517,037	$14.64

Total price paid (in millions)	$27.3		$124.7
Gain on purchase (in millions)	$18.7		$81.2

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.
(1)(2)(4)(5)(9) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2020.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2020 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2021 - $911,547; 2020 - $1,163,923)	$938,685	$1,213,411
Equity securities, at fair value	4,905	—
Equity method investments	60,113	39,886
Other investments	88,238	67,010
Total investments	1,091,941	1,320,307
Cash and cash equivalents	42,109	74,040
Restricted cash and cash equivalents	31,648	61,786
Accrued investment income	7,872	11,240
Reinsurance balances receivable, net	2,372	5,777
Reinsurance recoverable on unpaid losses	565,549	592,571
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	42,708	51,903
Funds withheld receivable	644,473	654,805
Other assets	10,123	8,051
Total assets	$2,606,770	$2,948,455
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,674,590	$1,893,299
Unearned premiums	118,557	144,271
Deferred gain on retroactive reinsurance	54,254	74,941
Liability for securities purchased	40,093	—
Accrued expenses and other liabilities	59,828	53,002
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,264	7,374
Senior notes, net	255,236	255,126
Total liabilities	2,202,558	2,420,639
Commitments and Contingencies
EQUITY
Preference shares	181,384	394,310
Common shares	922	898
Additional paid-in capital	767,452	756,122
Accumulated other comprehensive income	5,723	23,857
Accumulated deficit	(517,376)	(615,837)
Treasury shares, at cost	(33,893)	(31,534)
Total Equity	404,212	527,816
Total Liabilities and Equity	$2,606,770	$2,948,455

Book value per common share(1)	$2.58	$1.57

Common shares outstanding	86,420,221	84,801,161

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Gross premiums written	$3,434	$4,982	$1,044	$16,716
Net premiums written	$3,261	$4,090	$565	$14,462
Change in unearned premiums	10,051	17,218	24,511	38,061
Net premiums earned	13,312	21,308	25,076	52,523
Other insurance revenue	539	250	808	658
Net investment income	7,278	14,309	17,119	32,273
Net realized gains on investment	849	8,875	8,950	19,913
Total other-than-temporary impairment losses	—	—	—	(1,506)
Total revenues	21,978	44,742	51,953	103,861
Expenses:
Net loss and loss adjustment expenses	(5,327)	11,008	(2,968)	32,094
Commission and other acquisition expenses	6,899	8,154	12,841	20,127
General and administrative expenses	8,906	9,261	22,903	17,811
Total expenses	10,478	28,423	32,776	70,032
Other expenses
Interest and amortization expenses	4,832	4,830	9,663	9,661
Foreign exchange and other losses (gains)	1,588	2,295	(1,954)	(5,902)
Total other expenses	6,420	7,125	7,709	3,759
Income before income taxes	5,080	9,194	11,468	30,070
Less: income tax benefit	(257)	(18)	(208)	(3)
Add: interest in income of equity method investments	2,775	—	5,722	—
Net income	8,112	9,212	17,398	30,073
Gain from repurchase of preference shares	18,714	—	81,164	—
Net income available to Maiden common shareholders	$26,826	$9,212	$98,562	$30,073
Basic and diluted earnings per share available to Maiden common shareholders	$0.31	$0.11	$1.14	$0.35
Annualized return on average common equity	51.2%	86.4%	111.6%	111.5%
Weighted average number of common shares - basic	86,230,021	84,537,385	85,684,511	83,896,804
Adjusted weighted average number of common shares and assumed conversions - diluted	86,235,372	84,537,385	85,688,893	83,896,804

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,191	$(1,757)	$3,434
Net premiums written	$5,018	$(1,757)	$3,261
Net premiums earned	$6,962	$6,350	$13,312
Other insurance revenue	539	—	539
Net loss and loss adjustment expenses ("loss and LAE")	(1,247)	6,574	5,327
Commission and other acquisition expenses	(4,452)	(2,447)	(6,899)
General and administrative expenses(3)	(3,033)	(775)	(3,808)
Underwriting (loss) income(4)	$(1,231)	$9,702	8,471
Reconciliation to net income
Net investment income and realized gains on investment			8,127
Interest and amortization expenses			(4,832)
Foreign exchange and other losses, net			(1,588)
Other general and administrative expenses(3)			(5,098)
Income tax benefit			257
Interest in income from equity method investments			2,775
Net income			$8,112

For the Three Months Ended June 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$9,687	$(4,705)	$4,982
Net premiums written	$8,553	$(4,463)	$4,090
Net premiums earned	$11,527	$9,781	$21,308
Other insurance revenue	250	—	250
Net loss and LAE	(6,038)	(4,970)	(11,008)
Commission and other acquisition expenses	(4,374)	(3,780)	(8,154)
General and administrative expenses(3)	(1,746)	(667)	(2,413)
Underwriting (loss) income(4)	$(381)	$364	(17)
Reconciliation to net income
Net investment income and realized gains on investment			23,184
Interest and amortization expenses			(4,830)
Foreign exchange and other losses, net			(2,295)
Other general and administrative expenses(3)			(6,848)
Income tax benefit			18
Net income			$9,212

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,263	$(4,219)	$1,044
Net premiums written	$4,784	$(4,219)	$565
Net premiums earned	$13,202	$11,874	$25,076
Other insurance revenue	808	—	808
Net loss and LAE	(2,662)	5,630	2,968
Commission and other acquisition expenses	(8,207)	(4,634)	(12,841)
General and administrative expenses(3)	(4,607)	(1,378)	(5,985)
Underwriting (loss) income(4)	$(1,466)	$11,492	10,026
Reconciliation to net income
Net investment income and realized gains on investment			26,069
Interest and amortization expenses			(9,663)
Foreign exchange and other gains, net			1,954
Other general and administrative expenses(3)			(16,918)
Income tax benefit			208
Interest in income from equity method investments			5,722
Net income			$17,398

For the Six Months Ended June 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$21,421	$(4,705)	$16,716
Net premiums written	$18,925	$(4,463)	$14,462
Net premiums earned	$24,058	$28,465	$52,523
Other insurance revenue	658	—	658
Net loss and LAE	(13,079)	(19,015)	(32,094)
Commission and other acquisition expenses	(9,353)	(10,774)	(20,127)
General and administrative expenses(3)	(3,359)	(1,311)	(4,670)
Underwriting loss(4)	$(1,075)	$(2,635)	(3,710)
Reconciliation to net income
Net investment income and realized gains on investment			52,186
Total other-than-temporary impairment losses			(1,506)
Interest and amortization expenses			(9,661)
Foreign exchange and other gains, net			5,902
Other general and administrative expenses(3)			(13,141)
Income tax benefit			3
Net income			$30,073

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP operating earnings(5)	$13,948	$1,222	$61,249	$4,354
Non-GAAP basic and diluted operating earnings per common share available to Maiden common shareholders(5)	$0.16	$0.01	$0.71	$0.05
Annualized non-GAAP operating return on average adjusted common equity(6)	20.7%	3.2%	50.9%	5.3%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:
Net income available to Maiden common shareholders	$26,826	$9,212	$98,562	$30,073
Add (subtract):
Net realized gains on investment	(849)	(8,875)	(8,950)	(19,913)
Total other-than-temporary impairment losses	—	—	—	1,506
Foreign exchange and other losses (gains)	1,588	2,295	(1,954)	(5,902)
Interest in income of equity method investments	(2,775)	—	(5,722)	—
Favorable prior year loss development subject to LPT/ADC Agreement	(10,842)	(1,410)	(20,687)	(1,410)
Non-GAAP operating earnings (5)	$13,948	$1,222	$61,249	$4,354
Weighted average number of common shares - basic	86,230,021	84,537,385	85,684,511	83,896,804
Adjusted weighted average number of common shares and assumed conversions - diluted	86,235,372	84,537,385	85,688,893	83,896,804
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.31	$0.11	$1.14	$0.35
Add (subtract):
Net realized gains on investment	(0.01)	(0.11)	(0.10)	(0.24)
Total other-than-temporary impairment losses	—	—	—	0.02
Foreign exchange and other losses (gains)	0.02	0.03	(0.02)	(0.07)
Interest in income of equity method investments	(0.03)	—	(0.07)	—
Favorable prior year loss development subject to LPT/ADC Agreement	(0.13)	(0.02)	(0.24)	(0.01)
Non-GAAP diluted operating earnings per share available to Maiden common shareholders	$0.16	$0.01	$0.71	$0.05
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$3,434	$4,982	$1,044	$16,716
Net premiums written	$3,261	$4,090	$565	$14,462
Net premiums earned	$13,312	$21,308	$25,076	$52,523
Other insurance revenue	539	250	808	658
Non-GAAP net loss and LAE(9)	(5,515)	(12,418)	(17,719)	(33,504)
Commission and other acquisition expenses	(6,899)	(8,154)	(12,841)	(20,127)
General and administrative expenses	(3,808)	(2,413)	(5,985)	(4,670)
Non-GAAP underwriting loss(9)	$(2,371)	$(1,427)	$(10,661)	$(5,120)

Net loss and LAE	$(5,327)	$11,008	$(2,968)	$32,094
Less: favorable prior year loss development subject to LPT/ADC Agreement	(10,842)	(1,410)	(20,687)	(1,410)
Non-GAAP net loss and LAE(9)	$5,515	$12,418	$17,719	$33,504

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2021	December 31, 2020
Investable assets:
Total investments	$1,091,941	$1,320,307
Cash and cash equivalents	42,109	74,040
Restricted cash and cash equivalents	31,648	61,786
Loan to related party	167,975	167,975
Funds withheld receivable	644,473	654,805
Total investable assets(7)	$1,978,146	$2,278,913

Capital:
Preference shares	$181,384	$394,310
Common shareholders' equity	222,828	133,506
Total shareholders' equity	404,212	527,816
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$666,712	$790,316

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$404,212	$527,816
Unamortized deferred gain on retroactive reinsurance	54,254	74,941
Adjusted shareholders' equity(2)	$458,466	$602,757

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.58	$1.57
Unamortized deferred gain on retroactive reinsurance	0.63	0.89
Adjusted book value per common share(2)	$3.21	$2.46

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on retroactive reinsurance.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Second Quarter 2021 Earnings

PEMBROKE, Bermuda, August 9, 2021 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) has released its second quarter 2021 financial results via its investor relations website at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.